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                                                                    EXHIBIT 23.5

                           CONSENT OF JOHN M. RICHMAN

     Pursuant to the requirements of Rule 438 of the Securities Act of 1933, the undersigned, being named as about to become a director of BankAmerica Corporation, hereby consents to the filing of the attached registration statement on Form S-4 by BankAmerica Corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand as of this 10th day of May, 1994.

                                                  /s/  JOHN M. RICHMAN
                                            ------------------------------------
                                                      John M. Richman